UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 26, 2012

Steadfast Income REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-160748	27-0351641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 852-0700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Property Acquisition

The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Property Acquisition

On January 26, 2012 (the “Closing Date”), Steadfast Income REIT, Inc. (the “Company”) acquired a fee simple interest in a 424-unit multifamily residential property located in Cedar Rapids, Iowa commonly known as the Windsor on the River Apartments (the “Windsor Property”) through SIR Windsor on the River, LLC (“SIR Windsor”), a wholly-owned subsidiary of Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), from Windsor On The River, LLC, a third party seller (the “Seller”).

SIR Windsor acquired the Windsor Property from Seller for an aggregate purchase price of $33,000,000, exclusive of closing costs. SIR Windsor financed the payment of the purchase price for the Windsor Property with (1) proceeds from the Company’s public offering and (2) the assumption of an existing loan from the Iowa Finance Authority (the “Issuer”) to the Seller in the original principal amount of $24,000,000 (the “Windsor Loan”). For additional information on the terms of SIR Windsor’s assumption of the Windsor Loan, see Item 2.03 below.

The Windsor Property contains 424 units consisting of 244 one-bedroom units, 174 two-bedroom units and 6 three-bedroom units. The units at the Windsor Property range in size from 563 to 1,519 square feet with rents ranging from $657 to $1,005 per month. The Windsor Property was originally built in 1982 and received a $2.4 million renovation in 2007. Unit amenities include newly appointed interiors, with oak cabinetry, wood flooring and new carpeting, full-sized appliances, some with washers and dryers, vaulted ceilings, wood burning fireplaces, private patios and balconies and walk-in closets. Property amenities include a fitness center, night-lighted tennis courts, indoor racquetball courts, an Olympic-sized pool and a clubhouse. Occupancy at the Windsor Property was 95% as of January 24, 2012.

An acquisition fee of approximately $666,353 was earned by Steadfast Income Advisor, LLC, the Company’s external affiliated advisor (the “Advisor”), in connection with the acquisition of the Windsor Property, which acquisition fee is expected to be paid to the Advisor subject to the terms of the advisory agreement between the Company, the Advisor and the Operating Partnership.

Management of Property

On the Closing Date, SIR Windsor and Steadfast Management Company, Inc. (the “Property Manager”), an affiliate of the Company’s advisor, entered into a Property Management Agreement (the “Management Agreement”), pursuant to which the Property Manager will serve as the exclusive leasing agent and manager of the Windsor Property. Pursuant to the Management Agreement, SIR Windsor will pay the Property Manager a monthly management fee in an amount equal to 3.5% of the Windsor Property’s gross collections (as defined in the Management Agreement) for each month. The Management Agreement has an initial term of one year and will continue thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the Management Agreement. SIR Windsor may terminate the Management Agreement at any time upon thirty (30) days’ prior written notice to the Property Manager in the event of the gross negligence, willful misconduct or bad acts of the Property Manager or any of the Property Manager’s employees.

The material terms of the Management Agreement described herein are qualified in their entirety by the Management Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of Windsor Loan

The Windsor Loan was originally funded with proceeds from the issuance of Iowa Finance Authority Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A in the original aggregate principal amount of $24,000,000 (the “Bonds”) pursuant to an Indenture of Trust dated May 1, 2007 (the “Indenture”) by and between the Issuer and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee for the holders of the Bonds. As of the Closing Date the aggregate outstanding principal amount of the Bonds was $23,500,000.

In connection with the acquisition of the Windsor Property, SIR Windsor, the Seller and the Trustee entered into an Assumption Agreement dated the Closing Date (the “Assumption Agreement”). The Assumption Agreement provided for SIR Windsor’s assumption of the Windsor Loan and all of the Seller’s indebtedness and obligations under the Loan Agreement, dated as of May 1, 2007, by and between the Seller and Issuer, the Promissory Note (Series 2007A), dated February 1, 2008, by Seller in favor of the Trustee, the Remarketing Agreement, by and between Stern Brothers & Co. (the “Remarketing Agent”) and Seller (the “Remarketing Agreement”), the Land Use Restriction Agreement by and between the Issuer, the Seller and the Trustee (the “Land Use Agreement”), and the other loan documents related to the Windsor Loan (collectively, the “Loan Documents”).

The entire unpaid principal balance of the Windsor Loan and all accrued and unpaid interest thereon is due and payable in full on May 1, 2042. Pursuant to the Loan Documents, SIR Windsor is required to pay, or cause to be paid, to the Trustee on each date on which any payment of the principal of, premium, if any, or interest on the Bonds is due (whether on an interest payment date, at maturity or upon redemption or acceleration), an amount which, together with the funds held by the Trustee in the Bond Fund (as defined below), will be sufficient to enable the Trustee to pay the principal of, premium, if any, and interest on the Bonds due on such date. The Windsor Loan will bear interest at a rate equal to the interest rate borne from time to time by the Bonds, calculated on the same basis and to be paid by SIR Windsor at the same time as interest on the Bonds is calculated and paid from time to time. Interest on the Bonds is calculated by the Remarketing Agent and is equal to the interest rate per annum, which in the professional judgment of the Remarketing Agent having due regard for prevailing market conditions, would be the minimum interest rate necessary to cause the sale of the Bonds on the first day of an interest period at a price equal to 100% of the principal amount of the Bonds plus accrued interest. The Remarketing Agent will establish the interest rate for the Bonds for weekly, semi-annual or annual periods (the “Interest Rate Period”) as provided under the Indenture. The Bonds currently bear interest at a weekly rate. SIR Windsor may change the Interest Rate Period applicable to the Bonds upon 25 days prior written notice to the Issuer, the Trustee, the Credit Provider and the Remarketing Agent.

Pursuant to the Loan Documents, SIR Windsor is to pay the Trustee amounts sufficient to pay the purchase price of Bonds tendered for purchase by the Trustee pursuant to the Indenture, provided that SIR Windsor will receive a credit for all proceeds from draws on the Letter of Credit (as defined below) in the Bond Fund available for such purposes.

During any period when the Interest Rate Period applicable to the Bonds is weekly, the holders of the Bonds have the option to tender Bonds for purchase by the Trustee on any business day at a purchase price equal to the principal amount of the tendered Bond plus any accrued interest thereon. Upon 20 days prior written notice by the Trustee to the Bond holders, the Bonds are subject to mandatory tender for purchase by the Trustee at a purchase price equal to the principal amount thereof plus any accrued interest thereon (1) on each date that SIR Windsor converts the Interest Rate Period for the Bonds, (2) on the business day following the last day of any semi-annual or annual Interest Rate Period; and (3) on the interest payment date prior to the expiration or termination of the Letter of Credit (or any replacement thereto) subject to an extension to the term of the Letter of Credit which complies with the terms of the Indenture. In certain circumstances, the Bonds are subject to optional and mandatory redemption.

If SIR Windsor defaults on any payment due under the Windsor Loan, SIR Windsor will pay interest, to the maximum extent permitted by law, on the amount of such payment at a rate equal to the rate borne by the Bonds from time to time until such payment is paid in full. So long as any Bond is outstanding, SIR Windsor is to pay, or cause to be paid, all amounts required to prevent any deficiency or default in the payment of the principal or purchase price of, premium, if any, or interest on the Bonds, including any deficiency caused by the action or failure to act of the Trustee, the Issuer or any other person. SIR Windsor may prepay all or any part of the amounts payable under the Loan Documents at the times that Bonds are subject to redemption pursuant to the Indenture, provided that during the term of the Letter of Credit, such prepayment may only be made with the prior written consent of the Credit Provider (as defined below). In the event of a mandatory redemption of the Bonds pursuant to the Indenture, SIR Windsor agrees to prepay, or cause to be prepaid, all amounts necessary for such mandatory redemption.

Pursuant to the Indenture, the Trustee has established a fund (the “Bond Fund”) into which the Trustee deposits, as and when received: (1) all payments and prepayments by SIR Windsor with respect to the Bonds pursuant to the Loan Documents, (2) proceeds from draws by the Trustee on the Letter of Credit, and (3) all other funds received by the Trustee under the Loan Documents or the Indenture that are required to be deposited into the Bond Fund. All amounts in the Bond Fund will be used to pay the principal of, premium, if any, and interest on the Bonds as such amounts become due and payable (whether on an interest payment date, at maturity or upon redemption or acceleration of the bonds). At any time the amount held by the Trustee in the Bond Fund is sufficient to pay on the dates due the principal of, premium, if any, and interest on the Bonds then remaining unpaid, the Borrower will not be obligated to make any further payments to the Trustee under the Loan Documents.’

The Land Use Agreement imposes certain restrictions upon the use, and requirements for the operation, of the Windsor Property.

Letter of Credit

On the Closing Date, pursuant to a Reimbursement and Credit Agreement (the “Reimbursement Agreement”) by and between SIR Windsor and PNC Bank, National Association (the “Credit Provider”), the Credit Provider issued an Irrevocable Letter of Credit to the Trustee (the “Letter of Credit”). The Letter of Credit authorizes the Trustee to make one or more draws on the Letter of Credit up to an aggregate of $23,789,727 (as reduced and reinstated from time to time in accordance with the terms of the Letter of Credit, the “Letter of Credit Amount”), of which initially (1) $23,500,000 will be in respect of the principal of the Bonds and (2) $289,727 will be in respect of accrued interest on the Bonds. The purpose of the Letter of Credit is to provide the Trustee with funds for the payment of principal of and interest on the Bonds and the purchase price of Bonds that have been tendered pursuant to the tender provisions of the Indenture to the extent remarketing proceeds or other funds are not available for such purposes. The Letter of Credit will expire on January 25, 2017, unless the Credit Provider, at its option, upon written request of SIR Windsor, grants an extension to the Letter of Credit for an additional period. The Credit Provider is under no obligation to grant any such extensions.

SIR Windsor paid the Credit Provider a nonrefundable fee in connection with the origination of the Letter of Credit in the amount of $118,950. In addition, SIR Windsor will pay the Credit Provider an annual fee based upon a fixed percentage of the Letter of Credit Amount (the “Facility Fee”). The Facility Fee will be: (1) for the period commencing on the Closing Date and ending on the day immediately preceding the first anniversary of the Closing Date, 2.0% per annum; (2) for the period commencing on the first anniversary of the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date 2.25% per annum; and (3) for the period commencing on the third anniversary of the Closing Date and thereafter, 2.50% per annum. In addition, SIR Windsor will pay all reasonable transaction charges that the Credit Provider may charge for draws under the Letter of Credit and any and all other reasonable charges and expenses which the Credit Provider may pay or incur relative to the Letter of Credit.

Except with respect to draws on the Letter of Credit by the Trustee to fund the purchase of Bonds tendered for repurchase pursuant to the Indenture (“Tender Draws”), SIR Windsor will reimburse the Credit Provider for all amounts paid by the Credit Provider to the Trustee pursuant to a draw on the Letter of Credit on the day that the Credit Provider pays such amounts to the Trustee. The amount of any Tender Draw will be due and payable by SIR Windsor within five days of the date the Tender Draw is paid by the Credit Provider to the Trustee, subject to certain exceptions as set forth in the Reimbursement Agreement. Interest on any amounts due under the Reimbursement Agreement will accrue from the date such amounts become due and payable until paid in full at a rate per annum equal to a fluctuating rate established by the Reimbursement Agreement plus 3.0%, subject to certain exceptions with respect to amounts payable with respect to Tender Draws.

SIR Windsor’s obligations under the Reimbursement Agreement are secured by (1) a Mortgage, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing by SIR Windsor in favor of the Credit Provider with respect to the Windsor Property, (2) a Pledge and Security Agreement by and among SIR Windsor, the Trustee and the Credit Provider, pursuant to which SIR Windsor pledged, assigned, transferred and delivered to Credit Provider all of SIR Windsor’s right, title and interest in, and granted Credit Provider a first-priority lien upon, all Bonds repurchased by the Trustee from the holders thereof pursuant to the Indenture using proceeds from a draw on the Letter of Credit, and (3) an irrevocable and unconditional guarantee of the due and punctual payment and performance of SIR Windsor’s obligations under the Reimbursement Agreement by the Company in favor of the Credit Provider.

Pursuant to a Hazardous Materials Indemnity Agreement (the “Environmental Indemnity”), the Company and SIR Windsor (collectively, the “Indemnitors”) have agreed to defend, indemnify and hold harmless the Credit Provider and its affiliates, and each of their respective directors, officers, employees, agents, successors and assigns from and against any and all losses, damages, liabilities, claims, actions, judgments costs or expenses (including, without limitation, reasonable attorneys’ fees and expenses) which any such party may directly or indirectly incur as a result of, among other things, (1) the use, storage, treatment, release, discharge, disposal or transportation of Hazardous Materials (as defined in the Environmental Indemnity) in, on or under the Windsor Property in violation of Hazardous Materials Laws (as defined in the Environmental Indemnity) or (2) the breach of any covenant or representation or warranty of any Indemnitor under the Environmental Indemnity.

The material terms of the agreements described herein are qualified in their entirety by the agreements attached as Exhibits 10.2 through 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 1, 2012, the Company distributed a press release announcing the completion of the acquisition of the Windsor Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(d) Exhibits.

Exhibit	Description

10.1	Property Management Agreement, dated as of January 26, 2012, by and between SIR Windsor On The River, LLC and Steadfast Management Company, Inc.

10.2	Assumption Agreement, dated as of January 26, 2012, by and among Windsor on the River, LLC, SIR Windsor On The River, LLC and The Bank Of New York Mellon Trust Company, N.A.

10.3	Loan Agreement, dated as of May 1, 2007, by and between Iowa Finance Authority and Windsor On The River, LLC

10.4	Promissory Note (Series 2007A), dated as of February 1, 2008, by Windsor On The River, LLC in favor of The Bank Of New York Mellon Trust Company, N.A.

10.5	Reimbursement and Credit Agreement, dated as of January 26, 2012, by and between SIR Windsor on the River, LLC and PNC Bank, National Association

10.6	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture filing, dated as of January 26, 2012, by SIR Windsor on the River, LLC in favor of PNC Bank, National Association

10.7	Pledge and Security Agreement, dated as of January 26, 2012, by and among SIR Windsor on the River, LLC, The Bank Of New York Trust Company, N.A. and PNC Bank, National Association

10.8	Guaranty Agreement, dated as of January 26, 2012, by Steadfast Income REIT, Inc. in favor of PNC Bank, National Association

10.9	Hazardous Materials Indemnity Agreement, dated as of January 26, 2012, by SIR Windsor on the River, LLC and Steadfast Income REIT, Inc. in favor of PNC Bank, National Association

10.10	Land Use Restriction Agreement, dated as of November 1, 2007, by and between Iowa Finance Authority, Windsor On The River, LLC and The Bank Of New York Trust Company, N.A.

10.11	Remarketing Agreement, dated as of May 1, 2007, between Stern Brothers & Co. and Windsor on the River, LLC

99.1	Press Release, dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date: February 1, 2012	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Property Management Agreement, dated as of January 26, 2012, by and between SIR Windsor on the River, LLC and Steadfast Management Company, Inc.

10.2	Assumption Agreement, dated as of January 26, 2012, by and among Windsor on the River, LLC, SIR Windsor On The River, LLC and The Bank Of New York Mellon Trust Company, N.A.

10.3	Loan Agreement, dated as of May 1, 2007, by and between Iowa Finance Authority and Windsor On The River, LLC

10.4	Promissory Note (Series 2007A), dated as of February 1, 2008, by Windsor On The River, LLC in favor of The Bank Of New York Mellon Trust Company, N.A.

10.5	Reimbursement and Credit Agreement, dated as of January 26, 2012, by and between SIR Windsor on the River, LLC and PNC Bank, National Association

10.6	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture filing, dated as of January 26, 2012, by SIR Windsor On The River, LLC in favor of PNC Bank, National Association

10.7	Pledge and Security Agreement, dated as of January 26, 2012, by and among SIR Windsor on the River, LLC, The Bank Of New York Trust Company, N.A. and PNC Bank, National Association

10.8	Guaranty Agreement, dated as of January 26, 2012, by Steadfast Income REIT, Inc. in favor of PNC Bank, National Association

10.9	Hazardous Materials Indemnity Agreement, dated as of January 26, 2012, by SIR Windsor on the River, LLC and Steadfast Income REIT, Inc. in favor of PNC Bank, National Association

10.10	Land Use Restriction Agreement, dated as of November 1, 2007, by and between Iowa Finance Authority, Windsor On The River, LLC and The Bank Of New York Trust Company, N.A.

10.11	Remarketing Agreement, dated as of May 1, 2007, between Stern Brothers & Co. and Windsor on the River, LLC

99.1	Press Release, dated February 1, 2012